Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto and statements on Schedule 13D) with respect to the Common Stock, par value $0.01 per share of Foot Locker, Inc., a corporation organized under the laws of the State of New York, and that this agreement may be included as an exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning the undersigned or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of July 8, 2022.

VESA EQUITY INVESTMENT S.À R.L.

/s/ Marek Spurny
By:	Marek Spurny
Title:	Authorized Signatory

/s/ Pascal Leclerc
By:	Pascal Leclerc
Title:	Authorized Signatory

EP EQUITY INVESTMENT S.A R.L.

/s/ Pavel Horský
By:	Pavel Horský
Title:	Authorized Signatory

/s/ Pascal Leclerc
By:	Pascal Leclerc
Title:	Authorized Signatory

EP INVESTMENT S.À R.L.

/s/ Marek Spurný
By:	Marek Spurný
Title:	Authorized Signatory

/s/ Pascal Leclerc
By:	Pascal Leclerc
Title:	Authorized Signatory

DANIEL KŘETÍNSKÝ

/s/ Daniel Křetínský
By:	Daniel Křetínský